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                                                                  EXHIBIT 10.76
                                PROMISSORY NOTE


$500,000.00                   Cedar Rapids, Iowa                     May 5, 1995


         For value received, the undersigned, FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation ("Maker"), promises to pay to the order of TELECOM*USA PUBLISHING COMPANY, an Iowa corporation ("Payee"), its successors or assigns, the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) with no interest thereon.

         This note shall be payable on or before May 31, 1999 pursuant to the terms of an Option Agreement dated April 27, 1995 between Maker and Payee.

         All payments on this note shall be payable at the office of Payee in Cedar Rapids, Iowa, or at such other place as Payee may designate in writing, in lawful money of the United States of America.

         It is agreed that a failure by Maker to timely pay the amounts due under this note or to perform its obligations under the terms of the Option Agreement, or the filing for protection from creditors under the United States Bankruptcy Code by Maker during the term of the Option Agreement, shall constitute a default hereunder. Thereafter, the entire sum due hereunder shall become due and payable immediately, without further notice, at the option of the holder of this note; provided, however, Payee's sole recourse and remedy shall be to exercise its rights against the Collateral under the Security Agreement described below, and in no event shall Maker have any personal liability under this note.

         Maker and any endorsers severally waive presentment, protest and demand, notice of protest, demand, and notice of dishonor and non-payment of this note.

         This note shall be construed according to the laws of the state of Iowa.

         This note is being executed by Maker pursuant to the terms of the Option Agreement described above. This note is secured by a Security Agreement of even date hereof covering Maker's Fargo, North Dakota telephone directory business.


                                           FRONTEER DIRECTORY COMPANY, INC.


                                           By: /s/ DENNIS W. OLSON
                                              ---------------------------------
                                              Dennis W. Olson, President